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                                                                     EXHIBIT 4.8


           THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
               SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                     SECURITIES ACT OF 1933, AS AMENDED


                          CONDITIONAL GRANT AGREEMENT
               BETWEEN APACHE CORPORATION AND PETROMODELS, INC.,

THIS CONDITIONAL GRANT AGREEMENT is made as of this 1st day of January, 1997 between APACHE CORPORATION, a Delaware corporation (together with its Affiliated Corporations, except where the context otherwise requires, the "Company"), and PETROMODELS, INC. (the "Consultant").

WITNESSETH: This Agreement evidences a Conditional Grant (as defined below) to the Consultant under which entitlement to any payments shall vest only if one or both of the Price Threshold Dates (as defined below) occurs, which payments will be in increments in accordance with the provisions of this Agreement.

                                  DEFINITIONS

     "BOARD" means the Board of Directors of the Company or any authorized committee thereof.

     "CONDITIONAL GRANT" means the conditional entitlement, evidenced by this Conditional Grant Agreement between the Company and the Consultant, to receive all or a portion of an Initial Amount and Final Amount, subject to and in accordance with the provisions of this Agreement.

     "FAIR MARKET VALUE" means the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

     "FINAL AMOUNT" means 30,000 shares of Stock, payable if and when vested in increments in the form of shares of Stock, pursuant to Section 3 of this Agreement.

     "FINAL PRICE THRESHOLD DATE" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2000, but not thereafter, on each of which 10 days the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System has equaled or

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exceeded $60 per share.   If the above trading criteria is met more than once,
the first occurrence shall be deemed to be the Final Price Threshold Date.

     "INITIAL AMOUNT" means 24,000 shares of Stock, payable if and when vested in increments in the form of shares of Stock, pursuant to Section 2 of this Agreement.

     "INITIAL PRICE THRESHOLD DATE" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2000, but not thereafter, on each of which 10 days the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System has equaled or exceeded $50 per share. If the above trading criteria is met more than once, the first occurrence shall be deemed to be the Initial Price Threshold Date.

     "PRICE THRESHOLD DATE" means either the Initial Price Threshold Date or the Final Price Threshold Date, as the context may require.

     "STOCK" means the $1.25 par value Common Stock of the Company.


                                   AGREEMENT

     1. CONDITIONAL GRANT. Subject to the terms and conditions of this Agreement, the Company hereby conditionally grants to the Consultant the right to a conditional issuance of Stock following the occurrence of one or both of the Price Threshold Dates, as set forth below.

        (a) If at any time prior to January 1, 2000, the Initial Price Threshold Date occurs, the Consultant may become entitled to receive a portion or all of the Initial Amount payable in accordance with the payment schedule and as otherwise set out in Section 2 of this Agreement.

        (b) If at any time prior to January 1, 2000, the Final Price Threshold Date occurs, the Consultant may become entitled to receive a portion or all of the Final Amount payable in accordance with the payment schedule and as otherwise set out in Section 3 of this Agreement.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THE FOREGOING CONDITIONAL GRANT SHALL BE SUBJECT TO THE APPROVAL AND RATIFICATION OF THE APACHE CORPORATION 1996 SHARE PRICE APPRECIATION PLAN (THE "PLAN") BY THE SHAREHOLDERS OF THE COMPANY AT THE COMPANY'S NEXT ANNUAL MEETING OF SHAREHOLDERS OR AT AN EARLIER SPECIAL MEETING. THE FOREGOING CONDITIONAL GRANT SHALL ALSO BE SUBJECT TO THE APPROVAL AND RATIFICATION BY THE BOARD. UPON APPROVAL OF THE PLAN AS SET FORTH ABOVE, THE GRANT SHALL NO LONGER BE CONDITIONED UPON SUCH APPROVALS, BUT SHALL REMAIN SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN. IN THE EVENT THAT THE PLAN IS NOT APPROVED AS SET FORTH ABOVE, THE GRANT SHALL BE NULL AND VOID, THIS AGREEMENT SHALL TERMINATE WITHOUT FURTHER LIABILITY OF THE COMPANY AND THE CONSULTANT SHALL HAVE NO FURTHER RIGHTS HEREUNDER.

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     2. INITIAL AMOUNT PAYMENT.  Subject to the provisions of Section 4 of this
Agreement, the Initial Amount shall be payable in increments strictly in accordance with the following schedule:

        (a) The entitlement to receive the first one-third (1/3) of the Initial Amount shall vest on the Initial Price Threshold Date and shall be paid by the Company to the Consultant within thirty (30) days of the Initial Price Threshold Date in the manner set out in Section 2(c) below.

        (b) The entitlement to receive the remainder of the Initial Amount shall vest and become payable in equal parts on the dates occurring, respectively, 18 months and 36 months from the Initial Price Threshold Date, as
set forth in Section 2(c) below.   If any of the above dates is not a business
day during which the Company is open for business, the date shall be the first business date occurring immediately thereafter.

        (c) Each of the above payments shall be paid in the form of shares of Stock to be issued to the Consultant. If either of the dates referenced in 2(b) above occurs on or after January 1, 2000, vesting and time of payment shall be accelerated to as soon after January 1, 2000 as is administratively practicable.

        (d) No entitlement shall be payable under this Section 2 if the Initial Price Threshold Date has not occurred prior to January 1, 2000.

     3. FINAL AMOUNT.   Subject to the provisions of Section 4 of this
Agreement, the entitlement to receive the Final Amount shall be payable in increments strictly in accordance with the following schedule:

        (a) The entitlement to receive the first one-third (1/3) of the Final Amount shall vest on the Final Price Threshold Date and shall be paid by the Company to the Consultant within thirty (30) days of the Final Price Threshold Date in the manner set out in Section 3(c) below.

        (b) The entitlement to receive the remainder of the Final Amount shall vest and become payable on the dates occurring, respectively, 18 months and 36 months from the Final Price Threshold Date, as set forth in Section 3(c) below. If any of the aforementioned payment dates is not a business day during which the Company is open for business, the payment date shall be the first business date occurring immediately thereafter.

        (c) Each of the above payments shall be paid in the form of shares of
Stock to be issued to the Consultant.   If either of the dates referenced in
2(b) above occurs on or after January 1, 2000, vesting and time of payment shall be accelerated to as soon after January 1, 2000 as is administratively practicable.


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        (d) No entitlement shall be payable under this Section 3 if the Final
Price Threshold Date has not occurred prior to January 1, 2000.

     4. TERMINATION OF CONSULTING AGREEMENT. Except as set forth below, this Conditional Grant and the right to receive any payment hereunder shall be subject to the condition that the Consultant maintains that certain Consulting Agreement effective January 1, 1997, between Consultant and Company in full force and effect from the date of this Agreement until the applicable vesting date as follows:

        IF THE CONSULTANT VOLUNTARILY TERMINATES THE CONSULTING AGREEMENT, OR IF THE CONSULTING AGREEMENT IS TERMINATED BY THE COMPANY FOR CAUSE OR OTHERWISE, WHICH IN EITHER CASE MAY BE DONE ON 30 DAYS WRITTEN NOTICE, ANY PORTION OF ANY CONDITIONAL GRANT NOT PREVIOUSLY VESTED IN ACCORDANCE WITH SECTIONS 2 AND 3 SHALL THEREAFTER BE VOID FOR ALL PURPOSES.

     5. CERTAIN ADJUSTMENTS. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock (hereinafter a "capital restructuring"), then for purposes of determining the entitlement to payments under Sections 2 and 3 of this Agreement, the Initial Amount and Final Amount shall be, in each case, equitably and, if deemed appropriate, proportionally adjusted to take into account any capital restructuring. Any adjustment under this Section shall be made by the Board, whose determination with regard thereto shall be final and binding upon all parties.

     6. REORGANIZATION OR LIQUIDATION. In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding Stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 7 hereof do not apply, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the outstanding Conditional Grants either (i) make appropriate provision for the adoption and continuation of this Agreement by the acquiring or successor corporation and for the protection of any outstanding Conditional Grants by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Consultant holding this Conditional Grant as a result of such substitution, or (ii) provided that a Price Threshold Date has occurred, upon written notice to the Consultants, the Board may accelerate the vesting and payment dates of the entitlement to Stock under outstanding Conditional Grants so that all such existing entitlements are paid prior to any such event. In the latter event, such acceleration shall only apply to entitlements to Stock payable as the result of the occurrence of the most recent Price Threshold Date and shall not by such

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acceleration, deem the occurrence of a Price Threshold Date that has not occurred by the date of the notice.

     7. CHANGE IN CONTROL.

        (a) IN GENERAL.  In the event of a change in control of the     Company
as defined in Section 7(c) hereof, then the Board may, in its sole discretion, without obtaining Stockholder approval, to the extent permitted in Section 11 hereof, take any or all of the following actions assuming the occurrence of a Price Threshold Date: (i) accelerate the vesting and payment dates of the entitlement to receive Stock under any outstanding Conditional Grant so that all existing entitlements become fully payable, which acceleration may be conditional upon the occurrence of subsequent events including, without limitation, a change in control, and may be made irrevocable, either conditionally or unconditionally; (ii) pay cash to Consultant in exchange for the cancellation of Consultant's outstanding Conditional Grants in an amount equal to the Fair Market Value of the Stock to which Consultant has a conditional entitlement under such Conditional Grants at the date of the cancellation of the Conditional Grants; and (iii) make any other adjustments or amendments to the outstanding Conditional Grants as the Board deems appropriate.

        (b) LIMITATION ON PAYMENTS. If the provisions of this Section 7 would result in the receipt by any Consultant of a payment within the meaning of
Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such payment by any Consultant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Consultant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Board, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Consultant.

        (c) DEFINITION. For purposes of this Agreement, a "change in control" shall mean any of the events specified in the Company's Income Continuance Plan or any successor Plan which constitute a change in control within the meaning of such Plan.

     8. RIGHTS OF CONSULTANT.

        (a) RETENTION OF CONSULTANT. Nothing contained in this Agreement shall confer upon the Consultant any right with respect to the continuation of the Consulting Agreement with the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of the Consulting Agreement to the contrary, at any time to terminate such Consulting Agreement or to increase or decrease the level of the Consultant's compensation from the level in existence at the date of this Agreement.


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        (b) NONTRANSFERABILITY.  No right or interest of the Consultant in this
Conditional Grant shall be assignable or Consultant.

     9. GENERAL RESTRICTIONS.

        (a) INVESTMENT REPRESENTATIONS. The Company may require the Consultant, as a condition of receiving shares of Stock issued under this Conditional Grant, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to this Conditional Grant for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

        (b) COMPLIANCE WITH SECURITIES LAWS. This Conditional Grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to this Conditional Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares of Stock thereunder, this Conditional Grant may not be payable in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

    10. REQUIREMENTS OF LAW. The issuance of Stock pursuant to this Conditional Grant shall be subject to all applicable laws, rules and regulations. This Conditional Grant Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

    11. EXPIRATION OF THIS AGREEMENT. This Agreement shall terminate and be of no force or effect if the Initial Price Threshold Date does not occur prior to January 1, 2000.

    12. MISCELLANEOUS.

        (a) NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class, registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

            (i) If to the Company, to Apache Corporation at its principal place of business at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 (Attention: Office of the Secretary) or at such other address as may have been furnished to the Consultant in writing by the Company; or

            (ii) If to the Consultant, at the address indicated below the Consultant's signature, or at such other address as may have been furnished to the Company by the Consultant.


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     Any such notice shall be deemed to have been given as of the second day after deposit in the United States Postal Service, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        APACHE CORPORATION


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                                        G. Steven Farris
                                        President and Chief Operating Officer

                                        CONSULTANT
                                        PETROMODELS, INC.



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                                        PetroModels' Tax Identification Number



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                                        City, State, Zip Code



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